July 19, 2016 ©2016 DISCOVER FINANCIAL SERVICES 2Q16 Financial Results Exhibit 99.3

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are filed with the SEC and available at the SEC's website (www.sec.gov). The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

# 2Q16 Summary Financial Results

| ($MM, except per share data) | 2Q16 | 2Q15 | B / (W) $ Δ | B / (W) % Δ |
|---|---|---|---|---|
| Revenue Net of Interest Expense | $2,216 | $2,175 | $41 | 2% |
| Provision for Loan Losses | 412 | 306 | (106) | (35%) |
| Operating Expense | 906 | 927 | 21 | 2% |
| Direct Banking | 868 | 914 | (46) | (5%) |
| Payment Services | 30 | 28 | 2 | 7% |
| Total Pre-Tax Income | 898 | 942 | (44) | (5%) |
| Pre-tax, Pre-Provision Income[1] | 1,310 | 1,248 | 62 | 5% |
| Income Tax Expense | 282 | 343 | 61 | 18% |
| Net Income | $616 | $599 | $17 | 3% |
| **ROE** | **22%** | **21%** | | |
| **Diluted EPS** | **$1.47** | **$1.33** | **$0.14** | **11%** |
| **One-time tax benefit[2]** | **$44** | | | |
| **EPS impact from one-time tax benefit** | **$0.11** | | | |

- Diluted EPS of $1.47, up 11% YOY including a non-recurring tax benefit of $0.11 per share
- Revenue net of interest expense of $2.2Bn, up 2% YOY as higher net interest income was partially offset by higher rewards expense and the lack of mortgage income
- Provision for loan losses increased $106MM, or 35% due primarily to a $28MM reserve build vs. a reserve release in the prior year
- Expenses decreased $21MM, or 2% as the elimination of mortgage expenses was partially offset by higher regulatory and compliance costs

**Note(s)**

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance; see appendix for a reconciliation
2. Notable item that management believes to be non-recurring related to the resolution of certain tax matters

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2Q15 2Q16 80 70 60 50 40 30 20 10 0 $69.0 $54.9 $8.5 $5.2 $71.9 $57.2 $8.7 $5.7 2Q15 2Q16 50 40 30 20 10 0 $31.1 $37.2 $6.8 $3.5 $31.8 $33.9 $7.2 $3.7 2Q16 Loan and Volume Growth 4 Volume ($Bn)Ending Loans ($Bn) Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total +4% Card +4% Student +2% Personal +10% PULSE -9% Diners(1) +6% Network Partners +5% Proprietary +2% Total Payments Volume down 3% YOY

# 2Q16 Revenue Detail

| ($MM) | 2Q16 | 2Q15 | B / (W) $ Δ | B / (W) % Δ |
|---|---|---|---|---|
| Interest Income | $2,090 | $1,947 | $143 | 7% |
| Interest Expense | 339 | 311 | (28) | (9%) |
| Net Interest Income | 1,751 | 1,636 | 115 | 7% |
| Discount/Interchange Revenue | 636 | 612 | 24 | 4% |
| Rewards Cost | 371 | 314 | (57) | (18%) |
| Net Discount/Interchange Revenue | 265 | 298 | (33) | (11%) |
| Protection Products Revenue | 59 | 68 | (9) | (13%) |
| Loan Fee Income | 79 | 80 | (1) | (1%) |
| Transaction Processing Revenue | 39 | 40 | (1) | (3%) |
| Other Income | 23 | 53 | (30) | (57%) |
| Total Non-Interest Income | 465 | 539 | (74) | (14%) |
| Revenue Net of Interest Expense | $2,216 | $2,175 | $41 | 2% |
| Direct Banking | $2,147 | $2,104 | $43 | 2% |
| Payment Services | 69 | 71 | (2) | (3%) |
| Revenue Net of Interest Expense | $2,216 | $2,175 | $41 | 2% |

| ($MM) | 2Q16 | 2Q15 | Change QOQ | Change YOY |
|---|---|---|---|---|
| Discover Card Sales Volume | $30,702 | $30,017 | 11% | 2% |
| Rewards Rate[1] | 1.21% | 1.05% | 15 bps | 16 bps |

- Net interest income of $1.8Bn, up 7% YOY due primarily to loan growth and higher net interest margin
- Discount and interchange revenue of $636MM, up 4% YOY driven primarily by an increase in card sales
- Rewards rate increased 16bps YOY driven by higher promotional rewards, primarily double rewards for new accounts
- Protection products revenue of $59MM, down 13% YOY due to the prior suspension of new product sales
- Other income decreased by $30MM primarily due to the absence of $28MM in mortgage origination revenue as the business was exited last year

**Note(s)**
1. Rewards cost divided by Discover card sales volume

DISCOVER

5

2Q16 Net Interest Margin 6 • Net interest margin on receivables increased 31bps YOY due to higher total yield partially offset by higher funding costs • Total interest yield of 11.72% increased 37bps YOY driven primarily by higher card yield • Credit card yield increased 38bps YOY due to portfolio mix and the prime rate increase • Average direct to consumer and affinity deposits grew 14% YOY and made up 46% of total funding • Funding costs on interest-bearing liabilities increased 8bps YOY to 1.88% primarily due to higher market rates and funding mix Change (%) 2Q16 QOQ YOY Total Interest Yield 11.72% 3 bps 37 bps NIM on Receivables 9.94% — 31 bps NIM on Interest-Earning Assets 8.25% -2 bps 25 bps 2Q16 2Q15 ($MM) Average Balance Rate Average Balance Rate Credit Card $56,124 12.42% $53,987 12.04% Private Student 8,816 7.13% 8,597 6.91% Personal 5,608 12.25% 5,131 12.12% Other 262 5.04% 385 4.62% Total Loans 70,810 11.72% 68,100 11.35% Other Interest-Earning Assets 14,562 0.71% 13,905 0.56% Total Interest-Earning Assets $85,372 9.84% $82,005 9.52% Direct to Consumer and Affinity $33,215 1.22% $29,194 1.23% Brokered Deposits and Other 14,740 1.78% 16,840 1.55% Interest Bearing Deposits 47,955 1.39% 46,034 1.35% Borrowings 24,621 2.82% 23,461 2.67% Total Interest-Bearing Liabilities $72,576 1.88% $69,495 1.80%

# 2Q16 Operating Expense Detail

| ($MM) | 2Q16 | 2Q15 | B / (W) $ Δ | B / (W) % Δ |
|---|---|---|---|---|
| Employee Compensation and Benefits | $340 | $326 | ($14) | (4%) |
| Marketing and Business Development | 198 | 199 | 1 | 1% |
| Information Processing & Communications | 89 | 90 | 1 | 1% |
| Professional Fees | 150 | 153 | 3 | 2% |
| Premises and Equipment | 23 | 23 | — | — |
| Other Expense | 106 | 136 | 30 | 22% |
| Total Operating Expense | $906 | $927 | $21 | 2% |
| | | | | |
| Direct Banking | $868 | $884 | $16 | 2% |
| Payment Services | 38 | 43 | 5 | 12% |
| Total Operating Expense | $906 | $927 | $21 | 2% |
| | | | | |
| **Operating Efficiency[(1)]** | **40.9%** | **42.6%** | | **170 bps** |
| **Adjusted Operating Efficiency[(2)]** | **40.3%** | **40.7%** | | **40 bps** |

- Employee compensation and benefits of $340MM, up 4% YOY primarily due to higher regulatory and compliance staffing as well as higher salaries
- Professional fees of $150MM, down 2% YOY. Look back related anti-money laundering remediation expenses were $12MM in 2Q16 vs. $19MM in 2Q15
- Other expense of $106MM, down 22% YOY largely due to the $23MM in expenses related to exiting the Home Loans business in 2Q15
- In total, prior year mortgage expenses including restructuring charges were $62MM

**Note(s)**
1. Defined as reported total operating expense divided by revenue net of interest expense
2. 2Q16 operating efficiency adjusted for $12 million in look back related anti-money laundering remediation expenses. 2Q15 operating efficiency adjusted for $23 million associated with the closure of the Home Loans business and $19 million anti-money laundering and related compliance program enhancement expenses; see appendix for a reconciliation. Management believes adjusted operating efficiency, which is a non-GAAP measure, provides investors with a useful metric to evaluate the ongoing operating performance of the Company

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# 2Q16 Provision for Loan Losses and Credit Quality

| ($MM) | 2Q16 | 2Q15 | B / (W) $ Δ | B / (W) % Δ |
|---|---|---|---|---|
| Net Principal Charge-Off | $384 | $347 | ($37) | (11%) |
| Reserve Changes build/(release) | 28 | (41) | (69) | NM |
| Total Provision for Loan Loss | $412 | $306 | ($106) | (35%) |

| (%) | 2Q16 | Change QOQ | Change YOY |
|---|---|---|---|
| **Credit Card Loans** | | | |
| Gross Principal Charge-Off Rate | 3.21% | 6 bps | 7 bps |
| Net Principal Charge-Off Rate | 2.39% | 5 bps | 11 bps |
| 30-Day Delinquency Rate | 1.63% | -5 bps | 8 bps |
| Reserve Rate | 2.80% | -6 bps | 18 bps |
| **Private Student Loans** | | | |
| Net Principal Charge-Off Rate (excl. PCI Loans)[1] | 1.10% | 25 bps | 8 bps |
| 30-Day Delinquency Rate (excl. PCI Loans)[1] | 1.88% | -4 bps | 10 bps |
| Reserve Rate (excl. PCI Loans)[1] | 1.95% | 9 bps | -28 bps |
| **Personal Loans** | | | |
| Net Principal Charge-Off Rate | 2.38% | -7 bps | 28 bps |
| 30-Day Delinquency Rate | 1.02% | 5 bps | 31 bps |
| Reserve Rate | 3.07% | 8 bps | 53 bps |
| **Total Loans** | | | |
| Gross Principal Charge-Off Rate (excl. PCI Loans)[1] | 2.99% | 7 bps | 8 bps |
| Net Principal Charge-Off Rate (excl. PCI Loans)[1] | 2.27% | 6 bps | 11 bps |
| 30-Day Delinquency Rate (excl. PCI Loans)[1] | 1.60% | -4 bps | 11 bps |
| Reserve Rate (excl. PCI Loans)[1] | 2.77% | -3 bps | 17 bps |

- Net charge-offs of $384MM, up 11% YOY and reserve build of $28MM both primarily due to loan growth
- Card net charge-off rate decreased 11bps YOY to 2.39%
- Card 30+ day delinquency rate of 1.63% increased 8bps YOY
- Student loan net charge-off rate excluding PCI loans of 1.10%, up 8bps YOY
- Personal loan net charge-off rate of 2.38%, up 28bps YOY

**Note(s)**
1. Excludes PCI loans which are accounted for on a pooled basis. Since a pool is accounted for as a single asset with a single composite interest rate and aggregate expectation of cash flows, the past-due status of a pool, or that of the individual loans within a pool, is not meaningful. Because the Company is recognizing interest income on a pool of loans, it is all considered to be performing

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Capital Position 9 Note(s) 1. Common Equity Tier 1 Capital Ratio (Basel III Fully Phased-in) is calculated using Basel III Fully Phased-in Common Equity Tier 1 Capital, a non-GAAP measure. The Company believes that the Common Equity Tier 1 Capital Ratio based on Fully Phased-in Basel III rules is an important complement to the existing capital ratios and for comparability to other financial institutions. For the corresponding reconciliation of Common Equity Tier 1 Capital and risk weighted assets calculated under Fully Phased-in Basel III rules to Common Equity Tier 1 Capital and risk weighted assets calculated under Basel III transition rules, see appendix Capital Ratios • Common Equity Tier 1 Capital Ratio (Basel III fully phased-in) of 14.2% • Received non-objection from Federal Reserve for proposed capital actions from 7/1/2016 through 6/30/2017 ◦ Increased quarterly common dividend from $0.28 to $0.30 per share on 7/14/16 ◦ Gross repurchases of up to $1.95Bn of common stock through four quarters Basel III Transition 2Q16 1Q16 2Q15 Total Risk Based Capital Ratio 16.7% 16.8% 17.2% Tier 1 Risk Based Capital Ratio 15.0% 15.0% 15.3% Tier 1 Leverage Ratio 12.8% 12.8% 13.2% Common Equity Tier 1 Capital Ratio 14.3% 14.3% 14.5% Basel III Fully Phased-in Common Equity Tier 1 Capital Ratio(1) 14.2% 14.2% 14.4%

Appendix

Reconciliation of GAAP to Non-GAAP Data Note(s) 1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance 2. Adjusted operating efficiency is calculated using adjusted operating expense, a non-GAAP measure, divided by revenue net of interest expense. Management believes this information provides investors with a useful metric to evaluate the ongoing operating performance of the Company 11 Quarter Ended (unaudited, in millions, except per share statistics) June 30, 2016 June 30, 2015 Provision for loan losses $412 $306 Income before income taxes 898 942 Pre-tax, pre-provision income(1) $1,310 $1,248 Revenue net of interest expense $2,216 $2,175 Total operating expense 906 927 Excluding anti-money laundering and related compliance program expenses 12 19 Excluding expenses related to exiting Home Loans business — 23 Adjusted operating expense $894 $885 Adjusted operating efficiency(2) 40.3% 40.7%

Reconciliation of GAAP to Non-GAAP Data (cont'd) Quarter Ended (unaudited, in millions) Jun 30, 2016 Mar 31, 2016 Jun 30, 2015 Note(s) 1. Tangible Common Equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles. A reconciliation of TCE to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use TCE and definitions may vary, so users of this information are advised to exercise caution in comparing TCE of different companies. TCE is included because management believes that common equity excluding goodwill and intangibles is a more meaningful measure to investors of the true net asset value of the Company 2. Adjustments related to capital components for fully phased-in Basel III include the phase-in of the intangible asset exclusion 3. Key differences under fully phased-in Basel III rules in the calculation of risk weighted assets include higher risk weighting for past due loans and unfunded commitments 4. Common Equity Tier 1 Capital Ratio (Basel III Fully Phased-in) is calculated using Common Equity Tier 1 Capital (Basel III Fully Phased-in), a non-GAAP measure, divided by Risk Weighted Assets (Basel III Fully Phased-in) 12 GAAP Total Common Equity $10,837 $10,756 $10,703 Less: Goodwill (255) (255) (255) Less: Intangibles (167) (167) (170) Tangible Common Equity(1) $10,415 $10,334 $10,278 Common Equity Tier 1 Capital (Basel III Transition) $10,677 $10,593 $10,552 Adjustments Related to Capital Components During Transition(2) (53) (54) (83) Common Equity Tier 1 Capital (Basel III Fully Phased-in) $10,624 $10,539 $10,469 Risk Weighted Assets (Basel III Transition) $74,892 $74,205 $72,658 Risk Weighted Assets (Basel III Fully Phased-in) (3) $74,824 $74,137 $72,555 Common Equity Tier 1 Capital Ratio (Basel III Transition) 14.3% 14.3% 14.5% Common Equity Tier 1 Capital Ratio (Basel III Fully Phased-in)(4) 14.2% 14.2% 14.4%